UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 7, 2008 (May 1, 2008)

HONG KONG WINALITE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-83375	87-0575571
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

606, 6/F Ginza Plaza, 2A Sai Yeung Choi Street South Mongkok, Kowloon, Hong Kong
(Address of principal executive offices)

(852) 2388-3928
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

Master Purchase and Supply Agreement

On May 1, 2008, The Hong Kong Winalite Group Limited, a Hong Kong company ("Winalite"), a wholly-owned subsidiary of Hong Kong Winalite Group, Inc., entered into a Master Purchase and Supply Agreement (the "MPSA") with Shenzhen Yuelang Techno Industrial Co., Ltd. (the "Manufacturer"). Pursuant to the MPSA, Winalite will purchase certain products from the Manufacturer, including sanitary pads and pantiliners, as described in the MPSA (the "Products"), on an open account basis pursuant to separate purchase orders (the "Purchase Orders") and will resell the Products to certain distributors as more particularly described below.

The prices for the Products are set by the MPSA and may only be changed by written agreement of the parties. Pursuant to the MPSA, payment terms will be ninety (90) days net upon invoice by the Manufacturer, unless otherwise specified in the applicable Purchase Order. The form and content of the Purchase Orders, including any terms and conditions appearing on or attached to the Purchase Orders, will be determined in the sole discretion of Winalite; provided, however, that the Manufacturer will have five (5) days from receipt of any Purchase Order to object in writing to any change to the commercial terms thereof. The minimum agreed period between Winalite’s delivery of a Purchase Order and the scheduled delivery date will be no less than thirty (30) days unless a longer period is stated in the Purchase Order or a shorter period is agreed to in writing between the parties. If the Manufacturer is more than fifteen (15) days late in meeting a scheduled delivery date, then Winalite may require that the Manufacturer ship the Products via a premium means at the Manufacturer’s expense.

With the exception of the PRC market, the Manufacturer agreed to supply exclusively to Winalite and, unless approved in advance in writing by Winalite, agreed not to manufacture or sell the Products, any functionally equivalent products, or any products employing or incorporating any patented or proprietary technology used in the production of the Products to any other person.

Pursuant to the MPSA, the Manufacturer transferred to Winalite all right, title and interest it may have in and to the word "Winalite," including without limitation any trademark, trade name, or copyright to that word and any representation or design incorporating that word (collectively, the "Winalite Brand") and Winalite granted to the Manufacturer during the term of the MPSA a royalty-free license to use the Winalite Brand only in connection with the manufacturing and sale to Winalite of the Products. Furthermore, the Manufacturer also granted to Winalite a world-wide, royalty-free license during the term of the MPSA to use any patents, copyrights, trademarks, trade names or other intellectual property which is owned or to which Manufacturer has rights, solely for the purposes of marketing, selling and distributing the Products.

The MPSA will has an indefinite term but may be terminated on six months’ notice by either party or upon specified events, such as the insolvency of either party.

This brief description of the terms of the MPSA is qualified by reference to the provisions of the agreement attached to this report as Exhibit 10.1.

Exclusive International Distribution Agreements

On May 1, 2008, Winalite entered into separate distribution agreements (the "Distribution Agreements") with eight third party distributors (collectively, the "Distributors"), whereby the Distributors agreed to purchase from Winalite the Products that Winalite will purchase from the Manufacturer and resell the Products through direct marketing and/or other channels in their defined, exclusive territories. All of the Distribution Agreements are in substantially the same form. The territories named in the Distribution Agreements include: Hong Kong, Malaysia, Taiwan, Indonesia, Singapore, Thailand, Vietnam, and the Philippines.

Pursuant to the Distribution Agreements, the purchase price for any Product will be the price for such Product set from time to time by Winalite on an arm’s length basis. The Distributors will place orders for the Products in a form and manner prescribed by Winalite, and the Distributors’ purchase of the Products will be on terms and conditions specified by Winalite or then generally in use by Winalite for like sales of the Products. The Distributors are responsible for promoting the sales of the Products in their territories, maintaining adequate sales forces, and other customary functions. The Distributors have the right to appoint sub-distributors and are required to report periodically to Winalite on their activities.

Pursuant to the Distribution Agreements, each Distributor transferred to Winalite all right, title and interest it may have in and to the word "Winalite," including without limitation any trademark, trade name, or copyright to that word and any representation or design incorporating that word.

The term of the Distribution Agreements is five years and will be automatically renewed for additional one year periods, unless Winalite indicates in writing its desire to the contrary more than thirty (30) days before the end of the term.

This brief description of the terms of the Distribution Agreements is qualified by reference to the provisions of the form of Distribution Agreement attached to this report as Exhibit 10.2.

Consulting and Management Services Agreements

On May 1, 2008, Winalite entered into separate consulting and management services agreements (the "Services Agreements") with each Distributor, all of which are in substantially the same form. Pursuant to the Service Agreements, Winalite agreed to provide certain consulting, management, technical, marketing, financial and/or other services to the Distributors.

In consideration of these services, the Distributors agreed to pay Winalite $300 per hour for senior management personnel, $150 per hour for middle management personnel and $75 per hour for managerial, technical and other support personnel. In addition, the Distributors agreed to reimburse Winalite for travel and other out-of-pocket expenses upon presentation of reasonable supporting documentation. Such fees are payable within 30 days of invoice therefor.

The Service Agreement may be terminated at any time by Winalite, and upon sixty (60) days’ advance notice by Distributors, by written notice delivered to the non-terminating party.

This brief description of the terms of the Service Agreements is qualified by reference to the provisions of the form of Service Agreement attached to this report as Exhibit 10.3.

License Agreements

On May 1, 2008, Winalite also entered into separate license agreements (the "License Agreements") with each Distributor, all of which are in substantially the same form. Pursuant to the License Agreements, Winalite agreed to license to each Distributor certain intellectual property (the "Intellectual Property"), solely for use in its assigned, exclusive territories in connection with the marketing, sale and distribution of the Products.

In consideration of the rights granted to them by Winalite under the License Agreements, each Distributor agreed to pay Winalite a license fee in an amount equal to 10% of the monetary amount of Distributor’s orders for Products placed with Winalite. In addition, each Distributor may sub-license the Intellectual Property only to Downline Distributors, as defined in the Distribution Agreement, but may not grant to any sub-licensee any more right than are granted to the Distributor under the License Agreement.

The License Agreement will expire when the Distribution Agreement is terminated. Once the License Agreement expires, the Distributors will immediately cease using all Intellectual Property and, at Winalite’s option, return or destroy all Intellectual Property having tangible form in its possession, custody, or control.

This brief description of the terms of the License Agreements is qualified by reference to the provisions of the form of License Agreement attached to this report as Exhibit 10.4.

Item 9.01         Financial Statements And Exhibits.

(d)         Exhibits

Exhibit No.	Description

10.1	Master Purchase and Supply Agreement, dated as of May 1, 2008, between The Hong Kong Winalite Group Limited and Shenzhen Yuelang Techno Industrial Co., Ltd.

10.2	Form of Exclusive International Distribution Agreement.

10.3	Form of Consulting and Management Services Agreement.

10.4	Form of License Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HONG KONG WINALITE GROUP, INC.

By:	/s/ Jingjun Hu
Jingjun Hu
Chief Executive Officer

Dated: May 7, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Purchase and Supply Agreement, dated as of May 1, 2008, between The Hong Kong Winalite Group Limited and Shenzhen Yuelang Techno Industrial Co., Ltd.

10.2	Form of Exclusive International Distribution Agreement.

10.3	Form of Consulting and Management Services Agreement.

10.4	Form of License Agreement.